UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2014

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APT MOTOVOX GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2014, APT MotoVox Group, Inc. (“APT” or the “Company”) entered into a lease agreement with Cerner Property Development, Inc. (“Cerner”) to lease the premises that the Company currently occupies in Kansas City, Missouri.  The lease terms extend through July 1, 2017 on the main office building, and through April 1, 2018 on the lab building.

The foregoing description of the lease is not intended to be complete and is qualified in its entirety by the complete text of the Assignment, Assumption and Modification of Lease Agreement incorporated by reference and attached herein as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 5, 2014, the Company sold its real estate holdings, consisting of two buildings located at 8844 Hillcrest Road and 8830 Hillcrest Road, Kansas City, Missouri, and tracts of land totaling 19.80 acres to Cerner for total consideration of $8,938,282.27.  After paying off the existing mortgage and separating from the New Market Tax Credit transaction, the Company received net cash proceeds of $1,785,810.84.

Prior to the actual sale of the real estate, on October 17, 2014, the Company executed an Asset Purchase Agreement and a Loan Purchase Agreement with Cerner.  These documents were held in escrow pending the actual sale.

The foregoing description of the property sale is not intended to be complete and is qualified in its entirety by the complete text of the Assignment, Assumption and Modification of Lease Agreement incorporated by reference and attached herein as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Assignment, Assumption and Modification of Lease Agreement dated November 5, 2014

4.2	Asset Purchase Agreement dated October 17, 2014

4.3	Loan Purchase Agreement dated October 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

APT MOTOVOX GROUP, INC.

Date: November 18, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey President, Director and Principal Executive Officer